Frankly Inc.

333 Bryant Street, Suite 240

San Francisco, CA 94107

March 30, 2017

Mr. Warran Spector

Raycom Media, Inc.

RSA Tower

201 Monroe Street, 20th Floor

Montgomery, AL 36104

Re: Frankly Agreements

Dear Warren,

When signed below, the documents referenced below will be amended as follows:

1. Credit Agreement - Reference is made to the Credit Agreement between Raycom Media, Inc. (“Raycom”) and Frankly Inc. (“Frankly”) dated August 31, 2016 (the “Credit Agreement”). Under Sections 4.3.2.4 and 4.2.2.5 of the Credit Agreement, whether the mandatory payments to be made by Frankly in connection with a NASDAQ capital raise are credited to mandatory payments due from Frankly under Sections 4.3.2.1 and 4.3.2.2 of the Credit Agreement depends on whether Frankly’s NASDAQ capital raise is “completed by March 31, 2017.” The parties have agreed to extend the March 31, 2017 date to May 31, 2017. Accordingly, the references to “March 31, 2017,” contained in Sections 4.3.2.4 and 4.2.2.5 of the Credit Agreement are hereby replaced with “May 31, 2017.”

2. Share Purchase Agreement - Reference is made to the Share Purchase Agreement between Raycom and Frankly dated August 31, 2017 (“the SPA”). By Amendment dated December 20, 2016, Raycom and Frankly agreed to amend Section 4.2.1 of the SPA to provide that in lieu of the 90-day period set forth in Section 4.2.1 of the SPA for Frankly to enlarge the Frankly Board of Directors (the “Board”) to seven members, Frankly would, subject to shareholder approval, cause the Board to be enlarged to seven members by the earlier of (a) 45 days following the effective date of Frankly’s pending S-1 Registration Statement, or (b) April 15, 2017. The parties hereby agree to further amend Section 4.2.1 of the SPA by replacing the “April,15, 2017” date described in the preceding sentence with “May 31, 2017.”

3. Warrant – In connection with the Credit Agreement, on August 31, 2016, Frankly issued a warrant certificate to Raycom covering the purchase of 14,809,720 common shares of Frankly (the “Warrant Certificate”). The definition of “Pro Rata Warrants” contained on the first page of the Warrant Certificate is as follows:

“Pro Rata Warrants” means, in respect of a particular Principal Repayment, that number of Warrants that is equal to the product of: (a) the then outstanding number of Warrants; and (b) the Principal Repayment divided by the then outstanding principal balance of the Term Loan multiplied by 100.

The parties acknowledge that the phrase “multiplied by 100” in the foregoing definition of Pro Rata Warrants was included as a typographical error and shall be given no force or effect.

Except as set forth herein, the Credit Agreement, SPA and Warrant Certificate shall remain in full force and effect. If the foregoing is acceptable, please return a signed copy to us at your earliest convenience.

Sincerely,

Frankly Inc.

By:	/s/ Louis Schwartz
Name:	Louis Schwartz
Title:	CFO/COO

Accepted and Agreed:

Raycom Media, Inc.

By:	/s/ Warren Spector
Name:	Warren Spect o r
Title:	CFO